SECURITIES AND EXCHANGE COMMISSION
         Washington, D.C.  20549

                FORM 8-K
             CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the
     Securities Exchange Act of 1934

    Date of Report:  August 31, 1996



       ARROW FINANCIAL CORPORATION
         A New York Corporation


        0-12507                       22-2448962
Commission File Number       I.R.S. Employer Identification No.

             250 Glen Street
       GLEN FALLS, NEW YORK  12801

Registrant's telephone number: (518) 745-1000



Item 2.  Acquisition or Disposition of Assets

Sale of Substantially All Assets of Green Mountain Bank to
ALBANK

     On September 28, 1996, the Registrant, its wholly-owned subsidiary, Arrow Vermont Corporation ("AVC"), and AVC's wholly-owned subsidiary, Green Mountain Bank
("GMB"), a Vermont-chartered banking corporation headquartered in Rutland, Vermont, completed the previously announced sale of five of the six banking offices of GMB and substantially all of the loans and deposits of GMB to ALBANK, FSB, Albany, New York ("ALBANK").
The transaction was effected pursuant to a Purchase and Assumption Agreement dated as of February 26, 1996 (the "Agreement"). At closing, ALBANK acquired approximately $109 million in loans and certain other assets of GMB, including GMB's real and personal property interests in five of its six remaining banking offices, excluding the real and personal property associated with GMB's main office at 80 West Street, Rutland, Vermont. In addition, at closing ALBANK assumed substantially all of the deposit liabilities of GMB, amounting to approximately
$107 million in deposits. Under a separate agreement between Registrant, AVC and GMB, on the one hand, and ALBANK, on the other also dated February 26, 1996, ALBANK purchased GMB's mortgage servicing rights for a portfolio of loans having an aggregate principal amount of approximately $41 million.
     Pursuant to the Agreement, ALBANK paid to GMB at closing an amount equal to (a) the book value on GMB's books of the Loans and other assets acquired less an agreed upon allowance for loan losses, minus (b) the dollar amount of Deposit Liabilities assumed, plus (c) a premium equal to 7.5 percent of the dollar amount of Deposit Liabilities assumed. Subject to post-closing adjustments, it is anticipated that the net amount paid by ALBANK to GMB will be approximately
$7.7 million.
     Other than in connection with the transactions contemplated by the Agreement, neither ALBANK nor its shareholders have had any material relationship with the Registrant or any of its affiliates, any officer or director of the Registrant or its affiliates, or any associate of any such officer or director.

Item 5.  Other Events

Sale of Substantially All Trust Business of Green Mountain
Bank to Vermont National Bank

     On August 31, 1996, the Registrant, AVC and GMB completed the previously announced sale of substantially all of the trust accounts and trust business of GMB to Vermont
National Bank, Brattleboro, Vermont ("VNB").  The sale to
VNB was completed by transferring the trust accounts and trust business of GMB to a newly created trust affiliate of GMB, and immediately thereafter transferring the stock of this trust subsidiary to VNB for the agreed upon consideration. Also on August 31, 1996, VNB entered into a four-year trust servicing agreement with Registrant's other bank subsidiaries.
     The purchase price paid by VNB for the stock was $2.43 million, subject to certain post-closing adjustments as provided in the Agreement. Under these adjustment provisions, GMB may be entitled to receive from VNB up to an additional $570,000 on or after November 30, 1996, depending upon VNB's post-closing experience in retaining the transferred trust business.

Item 7.  Financial Statements and Exhibits.

     (a)  Financial Statements - not applicable

     (b) Pro forma financial information - It is currently impracticable to provide any pro forma financial information that may be required to be filed.
               The required pro forma financial information will be filed as an amendment to this form as soon as practicable, but in no event later than December 10, 1996.

     (c) Exhibits. The following exhibits are filed with this report:

     Exhibit No.              Document

     2.1          Purchase and Assumption Agreement among
                  Arrow Financial Corporation, Arrow
                  Vermont Corporation, Green Mountain Bank and ALBANK, FSB, dated February 26,
                  1996 (Incorporated herein by reference to Form 8-K dated February 26, 1996).

     2.2          Service Purchasing Agreement among
                  Arrow Financial Corporation, Arrow
                  Vermont Corporation, Green Mountain Bank and ALBANK, FSB, dated February 26,
                  1996 (Incorporated herein by reference to Form 8-K dated February 26, 1996).

     2.3          Amendment to the Purchase and
                  Assumption Agreement dated
                  September 25, 1996.

     2.4          Amendment to the Service Purchasing
                  Agreement dated September 25, 1996.

                SIGNATURE


     Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  October 11, 1996

                           ARROW FINANCIAL CORPORATION



                           By:  /s/John J. Murphy
                                  John J. Murphy
                                  Executive Vice President and
                                  Chief Financial Officer


              EXHIBIT INDEX

Exhibit Number
Description


2.1
Purchase and Assumption Agreement among Arrow Financial
Corporation, Arrow Vermont Corporation, Green Mountain Bank and ALBANK, fsb, dated February 26, 1996 (Incorporated herein by reference to Form 8-K dated February 26, 1996).



2.2
Service Purchasing Agreement among Arrow Financial
Corporation, Arrow Vermont Corporation, Green Mountain Bank and ALBANK, fsb, dated February 26, 1996 (Incorporated herein by reference to Form 8-K dated February 26, 1996).



2.3
Amendment to the Purchase and Assumption Agreement dated
September 25, 1996.



2.4
Amendment to the Service Purchasing Agreement dated
September 25, 1996.